      As filed with the Securities and Exchange Commission on June 28, 2002
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 XTO ENERGY INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                (State or other jurisdiction of incorporation or
                                  organization)

                                   75-2347769
                      (I.R.S. Employer Identification No.)

                      810 Houston Street, Fort Worth, Texas
                    (Address of Principal Executive Offices)
                                      76102
                                   (Zip Code)

                     XTO ENERGY INC. EMPLOYEES' 401(k) PLAN
                            (Full title of the plan)

                                 Bob R. Simpson
                               810 Houston Street
                             Fort Worth, Texas 76102
                     (Name and address of agent for service)
                                 (817) 870-2800
              (Telephone number, including area code, of agent for
                                    service)

                                   ----------
                                    Copy to:

                                Frank G. McDonald
                               810 Houston Street
                             Fort Worth, Texas 76102
                     (Name and address of agent for service)
                                 (817) 870-2800
          (Telephone number, including area code, of agent for service)

                                       Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------
 Title of securities to be    Amount to be   Proposed maximum offering      Proposed maximum           Amount of
         registered            registered        price per unit (2)        aggregate offering      registration fee
                                   (1)                                            price                   (2)
----------------------------------------------------------------------------------------------------------------------
Trust Units                   150,000 Units            $15.58                  $2,337,000               $215.00
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)      Computed pursuant to Rule 457(c) and (h) based on the average of the high and low prices on June 26, 2002.

----------------------------------------------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in the instructions to Part I of the Registration Statement on Form S-8 will be sent or given to participants of the Plan as required by Rule 428(b)(1) of the Securities Act of 1933. As permitted by the instructions to Part I of the Registration Statement on Form S-8, these documents are not filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and all documents subsequently filed by XTO Energy Inc. ("XTO Energy" or the "Company"), Cross Timbers Royalty Trust (the "Trust") and XTO Energy Inc. Employees' 401(k) Plan ("Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

     (a) The Trust's prospectus, dated February 27, 1992 ("Prospectus"), filed by the Trust pursuant to Rule 424(b) under the Securities Act of 1933.
     (b) XTO Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
     (c) The Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
     (d) The Plan's Annual Report on Form 11-K for the year ended December 31, 2001.
     (e)  XTO Energy's Quarterly Report on Form 10-Q for the quarter ended
          March 31, 2002.
     (f)  The Trust's Quarterly Report on Form 10-Q for the quarter ended
          March 31, 2002.
     (g) XTO Energy's Current Report on Form 8-K filed on May 22, 2002 (report dated May 20, 2002) and on Form 8-K/A filed on June 25, 2002 (report dated May 20, 2002).
     (h) The Trust's Current Report on Form 8-K filed on June 28, 2002 (report dated June 25, 2002).
     (i) The description of Trust Units, registered under Section 12 of the Securities Exchange Act of 1934, as contained in the Trust's Registration Statement on Form S-1, Commission File No.33-44385.

         The financial statements for the year ended December 31, 2001 for XTO Energy and the Trust were audited by Arthur Andersen LLP ("Andersen"). In May and June 2002, XTO Energy, the Trust and the Plan announced the retention of KPMG LLP to audit XTO Energy's and the Trust's financial statements for fiscal 2002 and the Plan's financial statements for fiscal 2001 and 2002. XTO Energy has not been able, after reasonable efforts, to obtain the written consent of Andersen to the incorporation by reference in this Registration Statement of their report dated March 28, 2002 with respect to the Company's financial statements for the year ended December 31, 2001, or their report dated March 19, 2002 with respect to the Trust's financial statements for the year ended December 31, 2001. Accordingly, we have dispensed with the requirement to file the consents of Andersen in reliance upon Rule 437a of the Securities Act. Because Andersen has not consented to such incorporation by reference of their reports, your right of recovery against Andersen pursuant to Section 11 of the Securities Act of 1933 may be limited.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 6.02 of the Trust Indenture provides that the Trustee will be indemnified by the Trust estate against and from any and all liability, expense, claims, damages or loss incurred by it individually or as Trustee in administration of the Trust and the Trust estate, or in the doing of any act done or performed or omission occurring on account of it being Trustee, except for any liability, expense, claims, damages or loss for fraud or for acts and omissions in bad faith.

         XTO Energy is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article Nine of the Restated Certificate of Incorporation of XTO Energy permits indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Reference is made to the Restated Certificate of Incorporation of XTO Energy. Additionally, XTO Energy has acquired directors and officers insurance in the amount of $45,000,000, which includes coverage for liability under the federal securities laws.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ten of XTO Energy's Restated Certificate of Incorporation contains such a provision.

         The above discussion of XTO Energy's Restated Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation and statutes.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         Documents filed by the Company prior to June 1, 2001 were filed with the Securities and Exchange Commission under the Company's prior name, Cross Timbers Oil Company.

       Exhibit Number             Description
       --------------             -----------

          (4) Instruments defining the rights of security holders, including indentures

                    4.1 XTO Energy Inc. Employees' 401(k) Plan (incorporated by reference to Exhibit 99.1 to XTO Energy's Form 10-K for the year ended December 31, 1994)
                    4.2 Amendments to XTO Energy Inc. Employees' 401(k) Plan dated February 28, 2002, February 19, 2002, June 1, 2001, November 21, 2000, February 15, 2000, November 17, 1998 and November 19, 1997
                    4.3 Cross Timbers Royalty Trust Royalty Trust Indenture (incorporated by reference to Exhibit 3.1 to the Trust's Registration Statement on Form S-1, File No. 33-44385)
                    4.4 Specimen Trust Unit Certificate (incorporated by reference to Exhibit 4.2 to the Trust's Registration Statement on Form S-1, File No. 33-44385)

          (5)       Opinion re legality

                    5.1 Qualification letter dated February 27, 1991 from the Internal Revenue Service (incorporated by reference to
                         Exhibit 5.1 to Registration Statement on Form S-8, File No. 33-64274)

          (23)      Consents of experts and counsel

                    23.1 Consent of KPMG LLP
                    23.2 XTO Energy Inc. was unable, after reasonable efforts, to obtain the written consent of Arthur Andersen LLP. See information above in Part II, Item 3 under the heading "Incorporation of Documents by Reference"

          (24) Power of attorney (contained on the signature page to this Registration Statement)

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 28, 2002.

                                    XTO ENERGY INC.

                                    By:  /s/  BOB R. SIMPSON
                                        -------------------------------------
                                    Bob R. Simpson
                                    Chairman of the Board and Chief Executive
                                    Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bob R. Simpson, Steffen E. Palko and Louis G. Baldwin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                       Title                                 Date
               ---------                                       -----                                 ----

/s/ BOB R. SIMPSON                        Chairman of the Board; Chief Executive Officer;        June 28, 2002
------------------------------------      Director (Principal Executive Officer)
Bob R. Simpson

/s/ STEFFEN E. PALKO                      Vice Chairman; President; Director                     June 28, 2002
------------------------------------
Steffen E. Palko

/s/ WILLIAM H. ADAMS III                  Director                                               June 28, 2002
------------------------------------
William H. Adams III

/s/ J. LUTHER KING, JR.                   Director                                               June 28, 2002
------------------------------------
J. Luther King, Jr.

/s/ JACK P. RANDALL                       Director                                               June 28, 2002
------------------------------------
Jack P. Randall

/s/ SCOTT G. SHERMAN                      Director                                               June 28, 2002
------------------------------------
Scott G. Sherman


/s/ HERBERT D. SIMONS                     Director                                               June 28, 2002
------------------------------------
Herbert D. Simons

/s/ LOUIS G. BALDWIN                      Executive Vice President; Chief Financial              June 28, 2002
------------------------------------      Officer (Principal Financial Officer)
Louis G. Baldwin

/s/ BENNIE G. KNIFFEN                     Senior Vice President; Controller                      June 28, 2002
------------------------------------      (Principal Accounting Officer)
Bennie G. Kniffen


                                 EXHIBIT INDEX


Exhibit Number          Description
--------------          -----------

4.2 Amendments to XTO Energy Inc. Employees' 401(k) Plan dated February 28, 2002, February 19, 2002, June 1, 2001, November 21, 2000, February 15, 2000, November 17, 1998, and November 19, 1997
23.1       Consent of KPMG LLP
24.1 Power of Attorney (contained on the signature page to this Registration Statement)